As filed with the Securities and Exchange Commission on August 11, 2005
                                                           Registration No. 333-

================================================================================

                                  UNITES STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 DAG MEDIA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                      New York                                   13-3474831
  (State or Other Jurisdiction of Incorporation or            (I.R.S. Employer
                   Organization)                             Identification No.)

         125-10 Queens Boulevard                                    11415
          Kew Gardens, New York
(Address of Principal Executive Offices)                         (Zip Code)

                                  -------------

                                 DAG Media, Inc.
                             1999 Stock Option Plan
                            (Full Title of the Plan)

                                    Assaf Ran
                      President and Chief Executive Officer
                             125-10 Queens Boulevard
                           Kew Gardens, New York 11415
                     (Name and Address of Agent For Service)
                                 (718) 520-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                        Copies of all communications to:

                              David J. Sorin, Esq.
                          Morgan, Lewis & Bockius, LLP
                               502 Carnegie Center
                           Princeton, New Jersey 08540
                                 (609) 919-6600

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                    Proposed Maximum       Proposed Maximum
 Title of Securities to be      Amount to be       Offering Price Per     Aggregate Offering          Amount of
        Registered              Registered(1)             Share                  Price            Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share:
----------------------------------------------------------------------------------------------------------------------
Issuable pursuant to
options to be granted
under the 1999 Stock
Option Plan:                       193,000               2.85(2)              $550,050(2)              $64.74
----------------------------------------------------------------------------------------------------------------------
Issuable pursuant to
options previously granted
under the 1999 Stock
Option Plan:                       223,000              $3.50(3)              $780,500(3)              $91.87
----------------------------------------------------------------------------------------------------------------------
Total:                             416,000(4)                                 $1,330,550               $156.61
======================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq SmallCap Market on August 5, 2005.

(3) Pursuant to Rule 457(h), these prices are calculated based on the weighted average exercise price of $3.50 per share covering 223,000 shares subject to stock options granted under the 1999 Stock Option Plan.

(4) Consists of 416,000 shares issued or issuable under the 1999 Stock Option Plan, excluding a total of 24,000 shares that have been exercised.

                     STATEMENT OF INCORPORATION BY REFERENCE

      This registration statement on Form S-8 is filed to register the offer and sale of an additional 416,000 shares of the Registrant's Common Stock, $0.001 par value per share, issued or to be issued under the 1999 Stock Option Plan of DAG Media, Inc. This registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-82374, filed by the Registrant on February 8, 2002 relating to the Registrant's 1999 Stock Option Plan, except for Item 5, Interests of Named Experts and Counsel, and Item 8, Exhibits.

      Item 5. Interests of Named Experts and Counsel.

      Morgan, Lewis & Bockius, LLP has opined as to the legality of the securities being offered by this registration statement.

      Item 8. Exhibits.

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kew Gardens, New York on this 11th day of August, 2005.

                                      DAG MEDIA, INC.


                                      By:  /s/ Assaf Ran
                                           -----------------------------------
                                           Assaf Ran
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of DAG Media, Inc., hereby severally constitute and appoint Assaf Ran and Yael Shimor-Golan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable DAG Media, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                Title                                 Date
               ---------                                -----                                 ----

/s/ Assaf Ran                            President, Chief Executive Officer             August 11, 2005
---------------------------------        and Director
Assaf Ran                                (Principal Executive Officer)


/s/ Yael Shimor-Golan                    Chief Financial Officer                        August 11, 2005
---------------------------------        (Principal Financial and Accounting
Yael Shimor-Golan                        Officer)


/s/ Michael Jackson                      Director                                       August 11, 2005
---------------------------------
Michael Jackson


/s/ Phillip Michals                      Director                                       August 11, 2005
---------------------------------
Phillip Michals


/s/ Eran Goldshmid                       Director                                       August 11, 2005
---------------------------------
Eran Goldshmid

                                INDEX TO EXHIBITS

Number                       Description

4.1(1)      Certificate of Incorporation of the Registrant

4.2(2)      Amended and Restated By-Laws of the Registrant

5           Opinion of Morgan, Lewis & Bockius LLP, counsel to the Registrant

23.1        Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)

23.2        Consent of Goldstein Golub Kessler, LLP

24 Power of attorney (included on the signature pages of this registration statement)

99(3)       1999 Stock Option Plan, as amended

------------

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Form SB-2 on March 10, 1999 and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Form 10-QSB on July 29, 2005 and incorporated herein by reference.

(3) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Form 10-QSB on July 29, 2005 and incorporated herein by reference.